Exhibit 99.1

DSG Global Updates Investors on Prior Sales Projections, EV Division, Pacer, and Infinity

SURREY, British Columbia - February 25, 2021 – In light of the recent cease trade order imposed by the British Columbia Securities commission, DSG Global, Inc. (OTCQB: DSGT) (“DSGT” or the “Company”) is providing this corporate update to retract and clarify prior sales forecasts for its electric vehicle and golf divisions.

The Company’s focus during Q4 2020 and Q1 2021 has been to mitigate manufacturing, shipping, product development, and contract delays resulting from the ongoing COVID-19 pandemic. In light of recent events and uncertainties, the Company is currently re-evaluating prior sales predictions for 2021 and anticipates providing ongoing guidance based on complete results and developments during Q1. We are making great strides in refining our products, and in securing our manufacturing and supply chains in order to capitalize on the mounting anticipation and appetite for our products in 2021.

Imperium Motor Division

Our electric vehicle division experienced various delays from August through December, which have affected anticipated product rollouts and related revenue realization during Q1. In particular, manufacturing and shipment delays among our Asia-based suppliers, lack of shipping container availability (resulting from industry-wide COVID19-related capacity reductions), and unanticipated administrative delays in the assignment of our World Manufacturer Identifier (WMI) number have offset the formalization of our dealership network, rendered us unable to establish delivery dates and complete sales agreements, and delayed the homologation and rollout of our range of electric vehicles.

Retraction of Prior EV Sales Projections

On November 9, 2020 we announced anticipated EV sales of at least $20.4 million during the first half of 2021, including pre-orders for 1,155 low speed vehicles valued at $5.7 million. On November 30, 2020 we announced $40 million in anticipated electric vehicle sales during 2021. These estimates were based on a combination of expected dealer and direct sales. Prior dealer sales estimates were based on approximately 58 U.S. dealers achieving approximately 50% to 65% of required low speed vehicle sales targets (15 to 20 vehicles per dealership per quarter, with an average price of US$9,000 per vehicle). Actual quotas for our planned dealership network are 120 vehicles per year based on average anticipated sales. Dealer sales targets were based on average dealer demand, supported by market size and market research, modified for COVID19-related economic uncertainty. Meanwhile, our direct sales estimates anticipated a 50% conversion rate for non-deposited sales reservations/pre-sales. However, in light of the aforementioned manufacturing, shipping, and administrative delays, we have not completed any sales and can no longer reliably estimate sales. Therefore, as required by Canadian National Instrument 51-102 (Continuous Disclosure Obligations) (National Instrument 51-102), the Company hereby retracts all prior sales projections. The Company will not revise its revenue projections until manufacturing, shipping, distribution, and fulfillment conditions allow for a reasonable estimation of anticipated sales. We anticipate that these conditions will normalize in Q1.

Q1 EV Update

Seven weeks into Q1 are pleased to confirm that our manufacturing partners have re-established and increased capacity, and we are now homologating our initial sample order of 17 low speed electric vehicles for compliance with U.S. requirements. Production of fully homologated low speed inventory is expected to begin in March following the Chinese New Year holiday. We have secured orders for 75 low speed vehicles valued at approximately $299,250, which we anticipate will be fulfilled in Q2, approximately 45 to 60 days following the end of the Chinese New Year holiday. Meanwhile the 1,155 low speed vehicle pre-orders that we first announced in November 2020 remain pending while we work with two potential corporate buyers toward definitive agreements. If the sales are secured in Q1, we expect revenues to be recognized over a 6 month period beginning in Q2. There is, however, no guarantee that we will enter into any definitive agreements.

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Receipt of our WMI numbers allows Imperium to manufacture and assemble vehicles in North America, and we are in negotiations to establish our first domestic assembly and manufacturing facility where we intend to produce a range of large commercial electric vehicles (including buses, trucks, and vans). The launch of our new website imperiummotorcompany.com has allowed us to begin formally accepting a steady flow of reservations for our ET5 SUV, with approximately 150 reservations received during the first 10 days. We will rely on our partner, Skywell Corp, to assemble the ET5 in 2021. Order fulfillment is expected 4-6 months from the order placement date, which is subject to customer payment of a 50% purchase price deposit. To date, we have taken delivery of two ET5s for homologation. We expect to complete homologation of the ET5 during Q2, at which time we may begin accepting deposits and placing orders. ET5 reservations are not contractual obligations, and there is no guarantee that any reservations will result in sales.

We are please to confirm contractual commitments for approximately $300,000 in electric vehicles sales during Q1. However, these and all anticipated sales remain subject to significant uncertainty and may not be estimated at this time.

DSG/Vantage Tag (golf division)

Retraction of Golf Division Sales Projections

In the final months of 2020 DSG/Vantage Tag (golf division) was working with manufacturers in China to develop and launch our planned single rider “PACER” golf carts for a 2021 launch. On September 28, 2020 we announced anticipated revenue from PACER sales between $10 million and $15 million for 2021 with commitments representing approximately $1,175,000. Our minimum revenue prediction was based on the placement of PACERS at between 95 and 140 courses in a recommended configuration of 8 cars per course, operating conservatively at 70% annual rental capacity. That placement would represent less than a 1% share of eligible courses in the U.S. alone. However, after testing several prototypes and consulting with industry leaders and partners, we have delayed launch of the PACER in order to undertake PACER manufacturing in North America, under the close supervision of our designers and marketing partners, and in proximity to our largest anticipated customer base. We believe this decision will allow us to produce an industry-leading product, maintain quality control, reduce fulfillment delays and capitalize on manufacturing synergies between our divisions.

Due the current uncertainty regarding our PACER manufacturing arrangements, in accordance with the requirements of National Instrument 51-102, we must retract all prior PACER sales projections. We intend to provide additional PACER sales projections when we have secured definitive manufacturing arrangements and product supply.

Golf Division Q1 Update— PACER - Single Rider Golf Cart, Tag and Infinity HD

We anticipate that we will secure PACER manufacturing capacity within 90 days based on general availability of commercial space and labour. We continue to proceed with PACER sales in light of our proposed North American manufacturing plan and to manage previously announced purchase commitments during this transition. While we are unable to guarantee the conversion of existing commitments into sales, and do not intend to accept deposits until we finalize manufacturing arrangements, our domestically produced product has garnered greater interest than our earlier prototype.

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Meanwhile, the Company’s new 12” Infinity HD is going through final changes to perfect the product produced by Vantron Mgt. Corp in Asia. The testing process has been ongoing for last 12 months and we are prepared to accelerate production, sales and marketing. During the first 6 weeks of 2021 we have secured 12 hardware orders for Inifinity, Tag Golf, and Tag Text systems valued at $1,226,888, with installation expected in Q1. We expect sales rates to remain consistent through the final 6 weeks of Q1. We also anticipate recurring revenue of approximately $84,400 per month from service contracts for prior Tag systems.

About DSG Global

DSG Global is an emerging global technology company with an array of interconnecting businesses in some of the fastest growing market sectors. With roots in the golf industry in which it specializes in fleet management with patented analytics, mobile touch screen engagement and electric golf carts under the Vantage Tag Systems (VTS) brand, the company is moving quickly with road-ready electric vehicles for sale in the first quarter of 2021 through its Imperium Motor Company subsidiary.

About Vantage Tag Systems

Vantage Tag Systems (VTS) provides patented electronic tracking systems and fleet management solutions to golf courses and other avenues that allow for remote management of the course’s fleet of golf carts, turf equipment and utility vehicles. Its clients use VTS’s unique technology to significantly reduce operational costs, improve the efficiency plus profitability of their fleet operations, increase safety, and enhance customer satisfaction. VTS has grown to become a leader in the category of Fleet Management in the golf industry, with their technology installed in over vehicles worldwide. VTS is now branching into several new streams of revenue, through programmatic advertising, licensing, and distribution, as well as expanding into Commercial Fleet Management, PACER single rider golf carts, and Agricultural applications. Additional information is available at http://vantage-tag.com/

About Imperium Motor Company

Imperium Motor Company (IMC) is an EV sales and marketing company that offers a wide variety of affordable vehicles equipped for the North American market with emphasis on great design, a green mindset, performance, and functionality. Vehicles will include high speed, mid-speed, and low speed electric vehicles including cars, trucks, SUVs, vans, buses, and scooters. For additional information about Imperium Motors’ product lines, please visit www.imperiummotorcompany.com.

Company Contact:

Brokers and Analysts:

Chesapeake Group

+1-410-825-3930

info@chesapeakegp.com

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com

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Safe Harbor for Forward-Looking Statements

This news release contains forward-looking information. Such forward-looking statements or information are provided for the purpose of providing information about management’s current expectations and plans relating to the future. Readers are cautioned that reliance on such information may not be appropriate for other purposes. Any such forward-looking information may be identified by words such as “anticipated”, “proposed”, “expects”, “intends”, “may”, “will”, and similar expressions. Forward-looking information contained or referred to in this news release includes,but is not limited to the Company’s ability to secure North American manufacturing facilities, the benefits the Company expects to derive from existing and planned products, and the Company’s ability to achieve production and sales targets, generally.

Forward-looking statements or information are based on a number of factors and assumptions which have been used to develop such statements and information, but which may prove to be incorrect. Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Factors which could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: negative cash flow and future financing requirements to sustain operations, dilution, limited history of operations and revenues and no history of earnings or dividends, competition, economic changes, delays in the Company’s expansion plans, regulatory changes, and the impact of and risks associated with the ongoing COVID-19 pandemic including the risk of disruption at the Company’s facilities or in its supply and distribution channels. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company.

Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year 2019 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.

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